Exhibit 10.5

Execution Version

STOCK AND WARRANT PURCHASE AGREEMENT

THIS STOCK AND WARRANT PURCHASE AGREEMENT (“Agreement”) is made as of August 24, 2021, by and between Stadco New Acquisition, LLC, a Delaware limited liability company (“Buyer”), TechPrecision Corporation, a Delaware corporation and the parent of Buyer (“Parent”), and Five Crowns Credit Partners, LLC (“Seller”).

RECITALS:

WHEREAS, Seller owns 850,000 shares of Series A Preferred Stock (the “Purchased Stock”) and Warrants to purchase shares of Common Stock of Stadco, a California corporation (the “Company”), equaling an 11% fully diluted equity percentage in the Company (the “Purchased Warrants” and collectively with the Purchased Stock and any other debt or equity securities, options or like securities of the Company, the “Purchased Securities”); and

WHEREAS, Seller desires to sell, transfer, assign and convey all right, title and interest Seller has in the Purchased Securities to Buyer, and Buyer has agreed to purchase the Purchased Securities from Seller.

NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, the parties agree as follows:

Section 1.            Securities Purchase; Forgiveness of Fees, Etc.

a)          On the date of Closing, Buyer hereby agrees to purchase from Seller and Seller hereby agrees to sell to Buyer the Purchased Securities for the following consideration (collectively, the “Consideration”):

(i)	Parent, on behalf of Buyer, shall deliver to Seller an aggregate of 600,000 shares of Parent’s common stock (the “Consideration Stock”); provided, however, that if the Anniversary Stock Price (as defined below) of the Consideration Stock is less than $1.40, Parent shall, at its election either, (x) issue additional shares of Consideration Stock to Seller such that the total number of shares of Consideration Stock to be issued to Seller by Parent multiplied by the Anniversary Stock Price shall equal $840,000, (y) pay to Seller an amount in cash equal to (A) $1.40 minus the Annual Stock Price multiplied by (B) the number of shares of Consideration Stock owned by Seller as of the date that is one year after the date of Closing, which shares must have been continuously owned by Seller from the date of Closing, or (z) a combination of the foregoing;

(ii)	Parent, on behalf of Buyer, shall issue to Seller a warrant in the form of Exhibit A attached hereto (the “Warrant”), providing Seller the right to purchase up to 100,000 shares of Parent’s common stock at the Exercise Price, and

(iii)	Buyer agrees to reimburse Seller, at the Closing, for its reasonable out-of-pocket legal expenses incurred in connection with the transactions set forth herein up to an amount not to exceed $27,500.

For purposes hereof, “Average Price” means the average of the closing price of Parent’s common stock over the 10 trading days prior to the applicable measurement date.

For purposes hereof, “Anniversary Stock Price” means the Average Price measured as of the date that is one year after the date of the Closing.

For purposes hereof, “Exercise Price” means the Average Price measured as of the date of Closing.

b)          At the Closing, Seller will forgive any and all management fees, interest, dividends, late fees, penalties, and unreimbursed expenses owed to it by the Company.

Section 2.           Representations and Warranties of Seller. Seller hereby represents to Buyer and Parent, effective as of the time of execution of this Agreement and as of Closing (as defined below), as follows:

a)           that it has the power and authority to enter into this Agreement, carry out its obligations hereunder, and consummate the transactions contemplated hereby, and that this Agreement is a valid and binding obligation of Seller, has been duly authorized by all requisite action on the part of the Seller, and is enforceable in accordance with its terms, except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency, and similar laws affecting creditors’ rights and by the availability of injunctive relief, specific performance, and other equitable remedies;

b)          that the Purchased Securities are owned and held by Seller, free and clear of all security interests, liens, claims, encumbrances and restrictions of any kind and that the Purchased Securities constitute all of its interests in or with respect to the Company, including any debt securities, equity securities, fees, debts, interest, dividends or any other interests in the Company or its securities;

c)          that the Purchased Securities constitute the entire interest and claims upon the Company owned by Seller and, that from and after the Closing, Seller shall hold no other equity interest or indebtedness, management fees, interest, dividends, late fees, penalties, or unreimbursed expenses owed to it by the Company;

d)          that the execution and delivery of this Agreement by Seller does not, and the consummation of the transactions contemplated hereby will not, (i) violate any provision of, or result in the creation of any lien under, any contract or agreement to which such Seller is a party or by which any of Seller’s assets or properties are bound; (ii) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to Seller; or (iii) violate any other contractual or legal obligation or restriction to which Seller is subject;

e)          that no claim, action, suit, proceeding, or governmental investigation (collectively, “Action”) of any nature is pending or, to Seller’s knowledge after due inquiry, threatened against or by Seller (a) relating to or affecting the Purchased Securities; or (b) that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action;

f)           that Seller has not entered into any agreement (other than this Agreement), including without limitation, term sheets or commitment letters, to sell the Purchased Securities;

g)          that Seller has not engaged any broker, agent, finder, or other representative such that Buyer or the Company will be liable for any fee or commission in connection with the transactions contemplated by this Agreement;

h)          that Seller is acquiring the Consideration Stock, the Warrant and the shares of Parent common stock purchasable upon exercise the Warrant (the “Warrant Shares”) solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Seller acknowledges that the Consideration Stock, the Warrant and the Warrant Shares are not being offered and sold in a transaction registered under the Securities Act of 1933, as amended (the “Securities Act”), or registered under any state securities laws, and, accordingly, that the Consideration Stock, the Warrant and the Warrant Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act, or pursuant to an applicable exemption therefrom, and subject to state securities laws and regulations, as applicable. Seller is able to bear the economic risk of holding the Consideration Stock, the Warrant and the Warrant Shares for an indefinite period (including total loss of its investment) and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment;

i)           that Seller is familiar with Parent’s business, management, and financial affairs, and the terms and conditions of the Consideration Stock, the Warrant and the Warrant Shares, that Seller has had access to information about Parent and Parent’s financial condition, results of operations, business, properties, management and prospects sufficient to enable Seller to evaluate Seller’s investment; and that Seller has had the opportunity to obtain such additional information that Parent possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment;

j)            that Seller is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act; and

k)          that Seller understands that the Consideration Stock, the Warrant and the Warrant Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Parent is relying in part upon the truth and accuracy of, and such Seller’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Seller set forth herein in order to determine the availability of such exemptions and the eligibility of Seller to acquire the Consideration Stock, the Warrant and the Warrant Shares.

Section 3.           Representations and Warranties of Buyer. Parent and Buyer each represents and warrants to Seller, effective as of the time of execution of this Agreement and as of Closing, as follows:

a)           that it has the power and authority to enter into this Agreement and that this Agreement is a valid and binding obligation of Parent and Buyer, enforceable in accordance with its terms, except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency, and similar laws affecting creditors’ rights and by the availability of injunctive relief, specific performance, and other equitable remedies;

b)          that the execution and delivery of this Agreement by Parent and Buyer does not, and the consummation of the transactions contemplated hereby will not, (i) violate any provision of, or result in the creation of any lien under, any contract or agreement to which Parent or Buyer is a party or by which any of Parent’s or Buyer’s assets or properties are bound; (ii) violate any order, arbitration award, judgment, writ, injunction, decree, statute, rule or regulation applicable to Parent or Buyer; or (iii) violate any other contractual or legal obligation or restriction to which Parent or Buyer is subject;

c)          that no Action of any nature is pending or, to Parent’s or Buyer’s knowledge after due inquiry, threatened against or by Parent or Buyer that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action;

d)          that neither Parent nor Buyer has engaged any broker, agent, finder, or other representative such that Seller will be liable for any fee or commission in connection with the transactions contemplated by this Agreement;

e)          that Buyer is acquiring the Purchased Securities solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Purchased Securities are being offered and sold in a transaction registered under the Securities Act, or registered under any state securities laws, and that the Purchased Securities may not be transferred or sold except pursuant to the registration provisions of the Securities Act, or pursuant to an applicable exemption therefrom, and subject to state securities laws and regulations, as applicable. Buyer is able to bear the economic risk of holding the Purchased Securities for an indefinite period (including total loss of its investment) and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment;

f)           that Parent and Buyer is familiar with Company’s business, management, and financial affairs, and the terms and conditions of the Purchased Securities;

g)           that Parent and Buyer understands that no public market now exists for the Purchased Securities and that Seller has made no assurances that a public market will ever exist for the Purchased Securities; and

h)          that Buyer is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

Section 4.           Survival/Indemnification.

a)          All covenants and agreements contained in this Agreement shall survive (and not be affected in any respect by) the Closing.

b)          Parent and Buyer, jointly and severally, on one hand, and Seller, on the other hand (the “Indemnifying Party”) shall indemnify the other party and its equityholders, members, partners, managers, officers, agents, employees, affiliates, successors and assigns (the “Indemnified Parties”), as applicable, from, against and in respect of the amount of any and all losses, damages, liabilities, judgments, settlements, costs, expenses and claims (including reasonable attorneys’ fees and disbursements) (collectively, “Losses”) sustained by an Indemnified Party and arising out of, based on or resulting from any misrepresentation, breach of warranty or any non-fulfillment of any representation, warranty, covenant, obligation or agreement on the part of the Indemnifying Party contained in or made pursuant to this Agreement. For purposes hereof, “Losses” shall not include punitive or exemplary damages except in the case of the Indemnifying Party’s fraud, or to the extent actually awarded to a governmental authority or other third party.

c)          The parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud on the part of a party hereto) for breaches of representations and warranties contained herein shall be pursuant to the indemnification provisions set forth in this Section 4.

d)          All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Consideration for tax purposes, unless otherwise required by applicable law.

Section 5.           Heirs, Successors and Assigns. Each and all covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective devisees, heirs, legal representatives, successors and assigns.

Section 6.            The Closing; Termination.

a)          The Closing.

(i)            The parties agree that the sale of the Purchased Securities provided for herein (the “Closing”) shall be effective as of 11:59 p.m. on the day before, and will be conditioned upon, the closing (the “Stock Purchase Closing”) under the Stock Purchase Agreement, dated as of October 16, 2020 (the “Stadco Stock Purchase Agreement”) by and among Parent, Buyer, the Company, Stadco Acquisition, LLC, the Stockholders listed therein, and Douglas A. Paletz, as stockholders representative.

(ii)          At Closing, Seller will deliver to Buyer (i) an executed Stock Power transferring the Purchased Stock to Buyer in the form attached hereto as Exhibit B; (ii) an Assignment of Warrants transferring the Purchased Warrants to Buyer in the form attached hereto as Exhibit C; and (iii) all other agreements, instruments and documents required to be delivered by Seller under this Agreement or which counsel for Buyer or the Company may reasonably request for the purpose of closing this Agreement.

(iii)         At Closing, Buyer shall pay and deliver to Seller the Consideration, and shall deliver all other instruments and documents required to be delivered by Buyer under this Agreement or which Seller may reasonably request for the purpose of closing this Agreement.

(iv)          After the Closing, each party will execute and deliver such further certificates, agreements and other documents and take such other actions as another party may reasonably request or as may be necessary or appropriate to consummate or implement the transactions contemplated by this Agreement or to evidence such events or matters; provided, however, that no party shall be required to execute an amendment hereof or to waive any of its rights or any breach hereunder.

(b)        Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(i)              by mutual written consent of the Seller and the Buyer without liability of any party to the other parties;

(ii)            by either the Seller or the Buyer, without liability of any party to the other parties, if there shall be any law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if any order enjoining the Buyer, the Seller, or Parent from consummating the transactions contemplated hereby is entered and such order shall not have been vacated or stayed within thirty (30) days of the entry thereof;

(iii)            by the Buyer, without liability, if (x) at any time there has been a misrepresentation, breach of warranty or breach of covenant on the part of the Seller in any of the representations, warranties or covenants under this Agreement which breach is not curable, or, if curable, is not cured within ten (10) days after written notice of such breach is given to the Seller; or (y) the Stock Purchase Closing shall not have occurred by December 31, 2021 or is otherwise incapable of occurring by such date;

(iv)            by the Seller, without liability, if (x) at any time there has been a misrepresentation, breach of warranty or breach of covenant on the part of the Parent or Buyer in any of the representations, warranties or covenants under this Agreement which breach is not curable, or, if curable, is not cured within ten (10) days after written notice of such breach is given to the Parent or Buyer, as applicable; or (y) the Stock Purchase Closing shall not have occurred by September 30, 2021 or is otherwise incapable of occurring by such date unless, in either case, such failure has been substantially caused by the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof; or

(v)            by the Buyer if either of the following agreements are terminated or expire by their terms prior to the Closing: (x) the Stadco Stock Purchase Agreement or (y) that certain Amended and Restated Loan Purchase Agreement, dated as of April 23, 2021, among Acquisition Sub, Sunflower Bank, N.A., Stadco, Stadco Acquisition, LLC and Stadco Mexico, Inc.

Section 7.            Registration Rights.

(a)         If, at any time during the Effectiveness Period, there is not an effective registration statement covering the sale of all of the Registrable Securities (a “Registration Statement”) and Parent shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then-equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with Parent’s stock option or other employee benefit plans, then Parent shall deliver to the Seller a written notice of such determination and, if within 15 days after the date of the delivery of such notice, the Seller shall so request in writing, Parent shall include in such registration statement all or any part of such Registrable Securities the Seller requests to be registered; provided, however, that Parent shall not be required to register the sale of any Registrable Securities pursuant to this Section 7(a) that are eligible for resale pursuant to Rule 144 (without volume restrictions or current public information requirements) promulgated by the Commission pursuant to the Securities Act or that are the subject of a then effective Registration Statement that is available for resales or other dispositions by the Seller.

(b)         For purposes of this Agreement:

(i)          “Registrable Securities” means the Consideration Stock, any common stock issued pursuant to the Warrant and any common stock of Parent issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any Consideration Stock or any common stock issued pursuant to the Warrant.

(ii)          “Effectiveness Period” means the period ending on the earlier of (x) the date on which all Registrable Securities may be sold pursuant to Rule 144 during any three-month period without the requirement for Parent to be in compliance with the current public information required under Rule 144(c) or (y) such time as all Registrable Securities have been sold pursuant to a registration statement or Rule 144.

(c)         Parent shall:

(i)           notify the Seller promptly upon the Registration Statement and each post-effective amendment thereto being declared effective by the Commission and advise the Seller that the form of Prospectus contained in the Registration Statement or post-effective amendment thereto, as the case may be, at the time of effectiveness meets the requirements of Section 10(a) of the Securities Act or that it intends to file a Prospectus pursuant to Rule 424(b) under the Securities Act that meets the requirements of Section 10(a) of the Securities Act;

(ii)        furnish to the Seller with respect to the Registrable Securities registered under the Registration Statement such number of copies of the Registration Statement and the Prospectus (including supplemental prospectuses) filed with the Commission in conformance with the requirements of the Securities Act and other such documents as the Seller may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Seller;

(iii)          if necessary, register or qualify the Registrable Securities under applicable state securities or “blue sky” laws and make any related filings;

(iv)         pay the expenses incurred by Parent and the Seller in complying with this Section 7, including, all registration and filing fees, FINRA fees, exchange listing fees, printing expenses, fees and disbursements of counsel for Parent, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding attorneys’ fees of the Seller and any and all underwriting discounts and selling commissions applicable to the sale of Registrable Securities by the Seller);

(v)         advise the Seller promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

(vi)         notify the Seller and each distributor of Registrable Securities identified by the Seller of the occurrence of any event as a result of which the Prospectus included in the Registration Statement contains an untrue statement of a material fact or omits a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of the Seller, Parent shall use commercially reasonable efforts to prepare, as soon as practical, a supplement or amendment to such Prospectus so that, as thereafter delivered to any prospective purchasers of Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)         Parent understands that the Seller disclaims being an underwriter, but acknowledges that a determination by the Commission that the Seller is deemed an underwriter shall not relieve Parent of any obligations it has hereunder. Parent will not name the Seller as an underwriter in a Registration Statement or Prospectus with the Seller’s prior written consent.

Section 8.           Transfer of Shares of Consideration Stock. Certificates or electronic book-entries evidencing the Consideration Stock shall not contain any legend: (i) while a registration statement covering the resale of such securities by Seller or any transferees of Seller is effective under the Securities Act, so long as Seller provides a customary representation letter, in a form reasonably satisfactory to Parent and its legal counsel, or (ii) following any sale of such shares of Consideration Stock pursuant to Rule 144. Parent shall cause its counsel to promptly issue a legal opinion to Parent’s transfer agent (the “Transfer Agent”) or Seller if required by the Transfer Agent to effect the removal of the legend hereunder in connection with the transfer of such shares of Consideration Stock. If a legend is not required pursuant to the foregoing, Parent shall no later than two (2) Business Days following the delivery by Seller to Parent or the Transfer Agent (with notice to Parent) of a legended certificate representing such shares of Consideration Stock (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from Seller as may be reasonably required above in this Section 8, as directed by Seller, either: (A) if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit the aggregate number of shares of Consideration Stock to which Seller shall be entitled to Seller’s or its transferee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to Seller or its transferee a certificate representing such shares of Consideration Stock that is free from all restrictive and other legends, registered in the name of Seller or its transferee. Parent shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of shares of Consideration Stock or the removal of any legends with respect to any shares of Consideration Stock in accordance herewith.

Section 9.           Release.

(a)         Effective as of the Closing, Seller, on Seller’s own behalf and on behalf of Seller’s affiliates, including without limitation derivatively, to the fullest extent legally possible, hereby completely and forever releases, waives and discharges, and shall be forever precluded from asserting, any and all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (including but not limited to management fees, interest, dividends, late fees, penalties, and unreimbursed expenses), of any kind or nature, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, whether or not hidden or concealed, then existing in law, equity or otherwise, that Seller and its affiliates, including without limitation derivatively, to the fullest extent legally possible, has, had or may have against the Company, their respective subsidiaries and affiliates and their respective present or former directors, officers, employees, management, predecessors, successors, members, attorneys, accountants, underwriters, investment bankers, financial advisors, appraisers, representatives and agents acting in such capacity, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or prior to or at the Closing, other than any rights under this Agreement to which Seller is entitled. In making this waiver, Seller acknowledges that it may hereafter discover facts in addition to or different from those which Seller now believes to be true with respect to the subject matter released herein, but agrees that Seller has taken that possibility into account in reaching this Agreement and as to which Seller expressly assumes the risk.

(b)         Seller acknowledges that it is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

Seller, being aware of California Civil Code Section 1542, hereby expressly waives any right such party or its affiliates may have thereunder, as well as under any other statute or common law principle of similar effect.

Section 10.         Counterparts. This Agreement may be executed in counterparts, and any number of counterparts signed in the aggregate by the parties will constitute a single, original instrument. In the event that any signature is delivered by an e-mail containing a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

Section 11.         Choice of Law; Venue. This Agreement will be governed by and construed in accordance with the law of the State of Delaware without giving effect to its choice of law principles.

Section 12.       Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATIONS. EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHTS TO DEMAND TRIAL BY JURY.

Section 13.       Modification and Amendment. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all of the parties hereto and the parties hereby waive any right to modify, amend, supplement cancel or discharge this agreement by any means other than a written instrument executed by all of the parties hereto.

Section 14.         Further Assurances. The parties agree to execute any and all documents and to take any and all actions reasonably necessary to effectuate and complete the transactions described and contemplated in this Agreement at any time and from time to time, on or after the date of this Agreement.

Section 15.         Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 16.       Expenses. Other than as set forth in Section 1(iii), each party will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses, and disbursements of its counsel and independent public accountants.

Section 17.         No Third Party Beneficiaries. Except (i) as provided in Section 4 and (ii) that Parent shall be an express third-party beneficiary of Seller’s representations and warranties, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Stock and Warrant Purchase Agreement effective as of the date first written above.

SELLER:

FIVE CROWNS CREDIT PARTNERS, LLC

By:	/s/ Christopher D. Taylor
Name: Christopher D. Taylor
Its: Managing Member

BUYER:

STADCO NEW ACQUISITION, LLC

By:	/s/ Alexander Shen
Name: Alexander Shen
Its: Chief Executive Officer and Secretary

PARENT:

TECHPRECISION CORPORATION

By:	/s/ Alexander Shen
Name: Alexander Shen
Its: Chief Executive Officer

Exhibit A

WARRANT

(attached)

Exhibit B

STOCK POWER

(attached)

Exhibit C

ASSIGNMENT OF WARRANTS

(attached)